FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                        Date of Report: January 22, 1998




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




       PENNSYLVANIA               1-1401                23-0970240
     (State or other              (SEC                 (IRS Employer
     jurisdiction of           file number)            Identification
      incorporation)                                      Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5.  Other Events


On January 21, 1998, the Company filed a complaint in the United States District Court for the Eastern District of Pennsylvania seeking injunctive and monetary relief on grounds that the Electricity Generation Customer Choice and Competition Act (Competition Act) and its interpretation and implementation by the Pennsylvania Public Utility Commission (PUC) in its December 23, 1997 and January 16, 1998 Orders: (1) are preempted by Section 201(b) of the Federal Power Act; (2) effect a taking of private property without just compensation in violation of the Fifth and Fourteenth Amendments to the United States Constitution; (3) violate the Due Process Clause, the Contract Clause and the First Amendment of the United States Constitution; and (4) deprive rights secured by 42 U.S.C. s.s. 1983.

On January 22, 1998, the Company will file two Pennsylvania Commonwealth Court Petitions for Review, appealing the PUC's December 23, 1997 and January 16, 1998 Restructuring Orders. The petitions state that the PUC's Orders must be set aside because they are based upon errors of law, are not supported by substantial evidence, constitute an arbitrary and capricious abuse of administrative discretion and deprive the Company of the due process of law, to which it is entitled under Article I of the Pennsylvania Constitution.

Additionally,   on  January  22,  1998,   the  Company  will  file  an  Original
Jurisdiction Action with the Commonwealth Court, claiming that the Company was deprived of due process of law.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                           \S\ J. Barry Mitchell
                                                         -----------------------
                                                         Vice President, Finance
                                                                   and Treasurer

January 22, 1998